UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2019

Sienna Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38155	27-3364627
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30699 Russell Ranch Road, Suite 140

Westlake Village, CA 91362

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (818) 629-2256

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	SNNA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on September 16, 2019, Sienna Biopharmaceuticals, Inc. (the “Company”) filed a voluntary petition (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).

On September 17, 2019, the Company received a letter (the “Nasdaq Letter”) from the staff of the Nasdaq Listing Qualifications Department (the “Staff”) notifying the Company that, as a result of the Chapter 11 Case and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the Staff has provided notification to the Company that the Company’s common stock (the “Common Stock”) will be delisted from Nasdaq. The Nasdaq Letter stated that the Staff’s determination was based on: (i) the filing of the Chapter 11 Case and associated public interest concerns raised by it; (ii) concerns regarding the residual equity interest of the existing listed securities holders; and (iii) concerns about the Company’s ability to sustain compliance with all requirements of continued list on Nasdaq, including the minimum required closing bid price for continued listing on the Nasdaq Global Select Market pursuant to Listing Rule 5450(a)(1), for which the Company remains subject to a grace period afforded by Nasdaq rules.

Based on the Nasdaq Letter, unless the Company requests an appeal of this determination to a Nasdaq Hearings Panel (a “Panel”), trading of the Common Stock will be suspended at the opening of business on September 26, 2019 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Common Stock from listing and registration on Nasdaq. The Company intends to request a hearing before a Panel, which will stay any suspension or delisting action at least until the Panel renders a decision in this matter.

Item 8.01 Other Events.

On September 18, 2019, the Bankruptcy Court entered an interim order in connection with the filing of the Chapter 11 Case, establishing notice and hearing procedures for trading in equity securities in the Company (the “Interim Order”). Pursuant to the Interim Order, a copy of the notice of the Interim Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference (the “Notice of Order”). The following summary of the notice and hearing procedures is qualified in its entirety by reference to the Notice of Order and the Interim Order. As a result of the Interim Order:

(1)

any person or entity who is or becomes a beneficial owner of at least 4.5% of all issued and outstanding shares of the Common Stock (equal to 1,391,000 shares of the Common Stock, based on approximately 30,907,542 million shares of the Common Stock issued and outstanding as of August 27, 2019) (a “Substantial Shareholder”) shall file with the Bankruptcy Court a notice of such status within 20 calendar days after the date of the Notice of Order, or within 14 calendar days after becoming a Substantial Shareholder;

(2)

at least 14 calendar days prior to effectuating any transfer of equity securities that would result in (a) an increase or decrease in the amount of Common Stock beneficially owned by a Substantial Shareholder, (b) a person or entity becoming a Substantial Shareholder, or (c) a decrease in the amount of Common Stock beneficially owned by a Substantial Shareholder that would result in such person or entity no longer being a Substantial Shareholder, such person or entity shall file with the Bankruptcy Court a notice of such proposed transfer; and

(3)

the Company will have 14 calendar days after receipt of any notice of such proposed transfer to file with the Bankruptcy Court and serve on such Substantial Shareholder or person or entity that may become a Substantial Shareholder, an objection to the transfer and, if the Company does so, such proposed transfer shall not be effective unless approved by the Bankruptcy Court. If the Company does not object within such 14-day period, the transfer may proceed solely as set forth in the notice of transfer.

The Interim Order provides that a final hearing on the motion to establish notice and hearing procedures for trading in equity securities in the Company will be held on October 15, 2019 at 11:30 a.m. (Eastern Time) (the “Final Hearing”), and any objections to the relief granted by the Interim Order must be filed no later than seven days prior to the Final Hearing (the “Objection Deadline”). If an objection is timely filed and served prior to the Objection Deadline, such objection will be heard at the Final Hearing, and if no objections are timely filed and served, the Bankruptcy Court will enter a final order.

The foregoing description of the Interim Order is a summary and does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the Interim Order. A copy of the Interim Order may be obtained by following the instructions in the Notice of Order, a copy of which is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Forward-Looking Statements

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: orders and decisions of the Bankruptcy Court; whether the Company’s appeal of the delisting notice will be successful; whether trading of the Common Stock will be suspended; the Company’s ability to use the cash collateral to successfully operate its business; the fact that the Company has incurred significant losses since its inception and expects to incur losses for the foreseeable future; the Company’s need for substantial additional funding, which may not be available, in order to continue as a going concern; effects of adverse capital market conditions on the Company’s liquidity; uncertainties inherent in the pharmaceutical drug and medical device development processes, including regulatory approval processes, the timing of regulatory filings; the challenges associated with manufacturing pharmaceutical drug and medical device products; the Company’s ability to successfully protect and defend its intellectual property; and the Company’s ability to consummate a capital raising or other financial or strategic transaction. These and other important factors discussed under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 8, 2019, and the Company’s other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While the Company may elect to update such forward-looking statements at some point in the future, the Company disclaims any obligation to do so, even if subsequent events cause the Company’s views to change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

99.1	Notice of Order, dated as of September 18, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIENNA BIOPHARMACEUTICALS, INC.

Date: September 23, 2019	By:	/s/ Timothy K. Andrews

Timothy K. Andrews
General Counsel and Secretary